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                                                                    EXHIBIT 99.6


                               PSIP VOTING CARD

DIRECTIONS TO TRUSTEE, McKESSON CORPORATION PROFIT-SHARING INVESTMENT PLAN

To:  The Chase Manhattan Bank, N.A.

I direct you as Trustee of the McKesson Corporation Profit-Sharing Investment Plan to vote (in person or by proxy) as I have specified on the reverse side hereof all shares of McKesson Corporation Common Stock allocated to my accounts under the plan at the Special Meeting of Stockholders of McKesson Corporation to be held on January 12, 1999.

YOU ARE ENCOURAGED TO SPECIFY YOUR VOTING PREFERENCE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATION. YOUR SHARES WILL NOT BE VOTED UNLESS YOU (1) VOTE BY TELEPHONE AS DESCRIBED ON THE REVERSE SIDE, OR (2) SIGN AND RETURN THIS CARD.


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                                                                    SEE REVERSE
                                                                        SIDE
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                             FOLD AND DETACH HERE






                            YOUR VOTE IS IMPORTANT

                PSIP PARTICIPANTS CAN VOTE IN ONE OF TWO WAYS:

1. Call toll free 1-800-840-1208 from a Touch Tone Telephone and follow the instructions on the reverse side of this form. There is NO CHARGE to you for this call.

                                      OR
                                      --

2. Mark, sign and date your voting instruction card and return it promptly in the enclosed business reply envelope.


                                  PLEASE VOTE

                                                           PLEASE MARK
                                                            YOUR VOTE    [X]
                                                           AS INDICATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1.   Approval of the Agreement and Plan of Merger,         FOR  AGAINST  ABSTAIN
     dated as of October 17, 1998, as amended as of        [_]    [_]      [_]
     November 9, 1998 (the "Merger Agreement"),
     by and among McKesson Corporation ("McKesson"),       Please cast your vote
     McKesson Merger Sub, Inc., a newly formed, wholly     by telephone as
     owned subsidiary of McKesson ("Merger Sub") and       instructed below or
     HBO & Company ("HBOC"), and the transactions          complete, date, sign
     associated with the Merger Agreement, including       and mail this voting
     the issuance of shares of common stock,               instruction card
     par value $0.01 per share, of McKesson                promptly in the
     in the merger of Merger Sub with and into HBOC        enclosed business
     and the change of McKesson's corporate name to        reply envelope.
     "McKesson HBOC, Inc.", all in accordance with the Merger Agreement.

                                       THIS VOTING CARD WHEN PROPERLY EXECUTED
                                       WILL BE VOTED IN THE MANNER DIRECTED
                                       ABOVE. IF NO DIRECTION IS GIVEN, IT WILL
                                       BE VOTED FOR THE PROPOSAL

Signature(s)_________________________________________________ Dated:______, 199_
    PLEASE SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE

    . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTING CARD BY MAIL .

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     IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW
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                               VOTE BY TELEPHONE

                                 QUICK - EASY

PSIP participants may instruct the Plan Trustee how to vote the shares allocated to their account by telephone 24 hours a day, 7 days a week. If you wish to do so, dial 1-800-840-1208 on a touch-tone telephone.

You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

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OPTION #1: To vote as the Board of Directors recommends on the proposal: press
                                        1.
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              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

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OPTION #2: To vote on the proposal, press 0. You will hear these instructions:
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PROPOSAL 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

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 PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD IF YOU HAVE VOTED BY PHONE.
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Call TOLL FREE ANYTIME From a Touch Tone Telephone

                1-800-840-1208

  There is NO CHARGE to you for this call.